UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 15, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2013, the Compensation Committee of the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) approved the Quantum Fuel Systems Technologies Worldwide, Inc. Executive Cash Bonus Plan (the "Cash Bonus Plan"). The Compensation Committee will act as the Administrator of the Cash Bonus Plan. As Administrator of the Cash Bonus Plan, the Compensation Committee will, among other duties and responsibilities, (i) establish a maximum cash bonus amount (the “Award Limit”), expressed as a percentage of base salary, for certain executive officers of the Company, (ii) establish performance targets and objectives for each fiscal year related to financial and operational metrics which may include, among other things, cash flow; revenue; EBITDA; net income (loss); operating income (loss); changes in the market price of the Company’s common stock; economic value-added acquisitions or strategic transactions and/or investments; stockholder returns; productivity; operating efficiency; implementation or completion of critical projects or programs (including cost saving initiatives), employee safety, quality control, customer satisfaction; working capital; earnings (loss) per share; and new contracts or renewals (individually, a “Performance Target” and collectively, the “Performance Targets”), (iii) assign a relative weight for each Performance Target and (iv) approve executives recommended by the Chief Executive Officer for participation in the Cash Bonus Plan. Bonus payments will be made on an annual basis based on an evaluation by the Compensation Committee of the Company's achievement of the Performance Targets. The Compensation Committee has the discretion to increase or decrease the amount of the cash award by not more than 20%; provided, however, the cash award cannot be increased above the Award Limit applicable to such executive. The Board of Directors of the Company has the right to amend, terminate or suspend the Cash Bonus Plan at any time.
The foregoing description of the Cash Bonus Plan is a summary only, is not necessarily complete, and is qualified by the full text of the Cash Bonus Plan, which is filed as a Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Quantum Fuel Systems Technologies Worldwide, Inc. Executive Cash Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

July 19, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Quantum Fuel Systems Technologies Worldwide, Inc. Executive Cash Bonus Plan.

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